UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

RICHMOND BROTHERS, INC.

RBI PRIVATE INVESTMENT I, LLC

RBI PRIVATE INVESTMENT II, LLC

RBI PI MANAGER, LLC

RICHMOND BROTHERS 401(K) PROFIT SHARING PLAN

DAVID S. RICHMOND

MATTHEW J. CURFMAN

NORMAN J. RAVICH IRREVOCABLE TRUST

NORMAN AND SALLY RAVICH FAMILY TRUST

ALEXANDER COLEMAN RAVICH 1991 IRREVOCABLE TRUST

ALYSSA DANIELLE RAVICH 1991 IRREVOCABLE TRUST

MARK H. RAVICH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 1, 2017, Richmond Brothers, Inc. issued the following press release, which was also posted by Richmond Brothers, Inc. to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com:

Shareholders Resoundingly Vote to Support Richmond / Ravich Case for Change at Rockwell Medical

Preliminary Results from Annual Meeting Indicate that Shareholders Have Overwhelmingly Elected Mark H. Ravich to the Rockwell Board

JACKSON, Mich. & ST. LOUIS PARK, Minn. (June 1, 2017) – Richmond Brothers, Inc., a Michigan-based SEC registered investment advisor and wealth management firm that is the largest beneficial owner of Rockwell Medical, Inc. (NASDAQ: RMTI) (“Rockwell” or the “Company”), and Mark H. Ravich, who together with their affiliates beneficially own nearly 6.1 million shares, or 11.7% of the Company’s outstanding common stock, today announced that, based on the preliminary report provided by their proxy solicitor, Rockwell shareholders have overwhelmingly voted to elect Richmond / Ravich’s highly-qualified nominee, Mark H. Ravich, to the Company’s Board at the 2017 Annual Meeting of Shareholders, which was held today.

David S. Richmond, Chairman of Richmond Brothers, Inc., and Mark H. Ravich issued the following statement commenting on the results:

“First and foremost, we would like to express our sincere gratitude to the many Rockwell shareholders – including the largest institutional holders – who have embraced our efforts to bring true change to the Company. The preliminary results from today’s vote are a strong indication of shareholders’ frustration with the performance and governance issues that have characterized Rockwell for years – and a powerful referendum that immediate change is needed at the Company. Needless to say, we are very pleased with this groundswell of support from our fellow shareholders, coupled with the endorsements we received from the three leading, independent proxy advisory firms – ISS, Glass Lewis and Egan Jones. We look forward to Mark bringing a true shareholder perspective and ownership mentality to the Rockwell Board – and we hope that the Company can take the steps that are necessary to change course at this critical moment.”

Final results of the Annual Meeting will be published by the Company once they are certified by the Company’s inspector of elections.

For more information, and to see other communications and filings from Richmond Brothers and Mark H. Ravich, visit this link: http://www.richmondbrothers.com/time-for-action-at-rmti.

About Richmond Brothers, Inc.

Richmond Brothers, Inc. is an SEC registered investment advisor and wealth management firm founded in 1994.

About Mark H. Ravich

Mark H. Ravich is a private investor and currently serves as President of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998.

Shareholder Contact

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com

Media Contact

Sloane & Company

Joe Germani / Jaimee Pavia, 212-486-9500

jgermani@sloanepr.com / jpavia@sloanepr.com